UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

Volkswagen Auto Lease Underwritten Funding, LLC
VW Credit Leasing, LTD.
Volkswagen Auto Lease Trust 2002-A

(Exact Name of Registrant as Specified in Charter)

EXHIBITS

Delaware	333-99199	11-365048-3
38-6738618
(State or other jurisdiction	(Commission File Number)	(Registrants’ IRS
of Incorporation)		Employer Id. Nos.)

3800 Hamlin Road, Auburn Hills, Michigan 48326
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 754-5000

                                                                Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
Exhibit Index
Volkswagen Auto Least Trust Filed 2002-A Servicer Certificate

Item 8.01. Other Events.

     On April 20, 2005, The Bank of New York, as indenture trustee, made the monthly payment to the noteholders, as indicated in the Servicer Certificate relating to Volkswagen Auto Lease Trust 2002-A. A copy of this Servicer Certificate, which relates to the April 20, 2005 monthly payment and the Collection Period ended March 26, 2005, provided to The Bank of New York, as indenture trustee, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibits	(c)

Exhibit 99.1	Volkswagen Auto Lease Trust Filed 2002-A Servicer Certificate for the Collection Period ended March 26, 2005 provided to The Bank of New York, as indenture trustee. (Filed with this report.)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Dated: April 20, 2005	Volkswagen Auto Lease Underwritten Funding, LLC
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

VW Credit Leasing, LTD. By: VW Credit, Inc. as Servicer
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Volkswagen Auto Lease Trust 2002-A By: VW Credit, Inc. as Administrator
	By:	/s/ Timothy J. Flaherty
Timothy J. Flaherty
Assistant Treasurer

Exhibit Index

No.	Description
Exhibit 99.1	Volkswagen Auto Lease Trust Filed 2002-A Servicer Certificate for the Collection Period ended March 26, 2005 provided to The Bank of New York, as indenture trustee. (Filed with this report.)